UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2013

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  Effective as of the close of business on Wednesday, September 18, 2013, the Board of Directors of CyberOptics Corporation appointed Dr. Subodh Kulkarni as its executive Chairman. Kathleen P. Iverson will continue as the President and Chief Executive Officer of CyberOptics.

Dr. Kulkarni, a current member of the Board of Directors and lead director prior to his appointment as Executive Chairman, has been Chief Executive Officer since January 2013 of Prism Computational Sciences, a developer of software tools for scientific and commercial applications in simulation of hot gases and plasma used in many applications, including the semiconductor industry. He was Chief Technology Officer and Senior Vice President, OEM/Emerging Business, of Imation Corp from 2009 until 2012; was Vice President, Global Commercial Business, R&D and Manufacturing of Imation from 2007 through 2009; and held various other executive management positions with Imation since 2004. Prior to joining Imation, Dr. Kulkarni held various research management positions with 3M Corporation, and prior to that, with IBM.

Dr. Kulkarni will receive $15,000 per month for his services as executive Chairman.

Item 9.01.  Financial Statements and Exhibits

99.1  Press Release dated September 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION

By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertelsen, Chief Financial Officer

Dated:  September 18, 2013